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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE COMPANY*

The Company has no subsidiaries.


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*Assumes the consummation of each of the Combination Transactions as described in the Company's Registration Statement on Form S-1, which will occur simultaneously with the closing of the Offering described in the Company's Registration Statement on Form S-1.